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                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


     REGISTRATION RIGHTS AGREEMENT dated as of July 24, 1996 among (a) ALLIED CAPITAL CORPORATION, a Maryland corporation, ("ACC") ALLIED CAPITAL CORPORATION II ("ACC II"), a Maryland corporation, CAPITAL TRUST INVESTMENTS, LTD., a Guernsey corporation ("CTI" and collectively with ACC and ACC II, the "Allied Holders"), (b) PRINCES GATE INVESTORS, L.P., ("Princes Gate"), ACORN PARTNERSHIP I, L.P., ("Acorn"), PGI INVESTMENTS LIMITED, ("PGI"), PGI SWEDEN AB, ("PGI Sweden"), and GREGOR VON OPEL, ("GVO" and collectively with Princes Gate, Acorn, PGI, and PGI Sweden, the "PG Holders"), and (c) AU BON PAIN CO., INC., a Delaware corporation ("ABP" or the "Issuer").

     WHEREAS, ACC, ACC II AND CTI have agreed to extend credit to ABP, Saint Louis Bread Company, Inc. and ABP Midwest Manufacturing, Inc. pursuant to an Investment Agreement dated as of July 24, 1996 (the "Investment Agreement"), by and among ACC, ACC II and CTI and ABP, Saint Louis Bread Company, Inc. and ABP Midwest Manufacturing, Inc.; and

     WHEREAS, pursuant to the terms of a certain Securities Purchase Agreement (the "Securities Purchase Agreement") dated as of December 1993, Princes Gate, Acorn, PGI, PGI Sweden, GVO and PG Holdings have purchased from ABP, and are currently the holders of, ABP's 4.75% Convertible Subordinated Notes due January 2, 2001 in the aggregate principal amount of $30,000,000 (as amended, modified or restated and in effect from time to time, the "4.75% Subordinated Convertible Notes") and in connection therewith were granted certain registration rights by ABP, which rights were granted to the PG Holders in said Securities Purchase Agreement and Exhibit D thereto (collectively the "Original Registration Rights Agreements"). The PG Holders and ABP desire to terminate their respective rights and obligations under the Original Registration Rights Agreements in consideration of the execution by ABP and each of the PG Holders of this Agreement; and

     WHEREAS, in order to induce Allied Holders to enter into the Investment Agreement and the other agreements and transactions contemplated thereby, ABP has agreed to enter into this Agreement with the Allied Holders and the PG Holders.

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. DEFINITIONS. The following terms, as used herein, have the following meanings:

     "Affiliate" has the meaning provided in Rule 405 promulgated under the Securities Act.

     "Allied Holders" has the meaning provided in the first recital above.

     "Allied Majority Holders" means the Holder or Holders of 75% of Registrable Securities then held by Allied Holders.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Class A Common Stock, par value of $.0001 per share, of the Issuer.


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     "Demand Registration" means, unless the context requires another meaning, a registration request pursuant to Section 2.1 (a)(1) or Section 2.1(b)(1) of this Agreement.

     "Holder" means the initial purchaser of any Registrable Security or any permitted assignee or transferee of such Registrable Security.

     "Issuer" has the meaning set forth in the introductory paragraph above.

     "Majority Holders" means the Holder or Holders of a majority of Registrable Securities then outstanding.

     "PG Holders" has the meaning set forth in the second recital above.

     "PG Majority Holders" means the Holder or Holders of a majority of Registrable Securities then held by PG Holders.

     "Piggy-Back Registration" means a Piggy-Back Registration as defined in
Section 2.2.

     "Registrable Securities" means the shares of Common Stock issued or issuable upon conversion of the 4.75% Subordinated Convertible Notes and the shares of Common Stock issued or issuable upon exercise of the Warrants, and any securities into which such Common Stock shall have been changed or any securities resulting from any reclassification of such Common Stock, until (i) a registration statement covering such shares of Common Stock has been declared effective by the Commission and such shares have been disposed of pursuant to such effective registration statement, (ii) such shares are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such shares have been otherwise transferred and the Issuer has delivered a new certificate or other evidence of ownership for such shares not bearing a legend referring to restrictions on transfer under the Securities Act and such shares may be resold without subsequent registration under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement under the Securities Act.

     "Underwriter" means a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

     "Warrants" means the stock purchase warrants issued and sold by the Issuer to (i) the Allied Holders pursuant to the Subordinated Investment Agreement and
(ii) to the PG Holders pursuant to the Agreement and Waiver among the Issuer, certain of its subsidiaries and the PG Holders dated as of the date hereof.

                                   ARTICLE II

                               REGISTRATION RIGHTS

     SECTION 2.1. Demand Registration.
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          (a)  By Allied Holders.
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               (1) REQUEST FOR REGISTRATION. Allied Majority Holders may make a written request for registration under the Securities Act of all or part of their Registrable Securities (an "Allied Demand Registration"); provided, that
(x) the Issuer shall not be obligated to effect more than one Allied Demand Registration in any 12-month period, and no more than two Allied Demand Registrations in total and (y) the number of shares requested to be sold in each such registration shall have an aggregate fair market value (determined at the time such request is made) of at least Three Million Dollars ($3,000,000) or, if less, shall constitute all Registrable Securities then held by Allied Holders. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Within 5 Business Days after receipt of such request, the Issuer will give written notice of such registration request to all other Holders of the Registrable Securities and include in such registration all such Registrable Securities with respect to which the Issuer has received written requests for inclusion therein within 10 Business Days after the receipt by the applicable Holder of the Issuer's notice. Each such request will also specify the number of shares of Registrable Securities to be registered and the intended method of disposition thereof.

               (2) ADDITIONAL DEMAND REGISTRATIONS. If the Allied Majority Holders in an Allied Demand Registration so elect, the offering of such Registrable Securities pursuant to such Allied Demand Registration shall be in the form of an underwritten offering. The Allied Majority Holders shall select the book-running managing Underwriter in connection with such offering and any additional investment bankers and managers to be used in connection with the offering; provided that such managing Underwriter and additional investment bankers and managers must be reasonably satisfactory to the Issuer. To the extent 10% or more of the Registrable Securities so requested to be registered by the Allied Majority Holders are excluded from the offering in accordance with
Section 2.3, then such demand shall not count for purposes of the limitations set forth in Section 2.1(a)(1) above.

          (b)  By PG Holders.
               -------------

               (1) REQUEST FOR REGISTRATION. PG Holders may make a written request for registration under the Securities Act of all or part of their Registrable Securities (a "PG Demand Registration"); provided, that (x) the Issuer shall not be obligated to effect more than one PG Demand Registration in any 12-month period, and no more than two PG Demand Registrations in total and
(y) the number of shares requested to be sold in each such registration shall have an aggregate fair market value (determined at the time such request is made) of at least $3 million or, if less, shall constitute all Registrable Securities then held by PG Holders. Such request will specify the number of shares of Registrable Securities proposed to be sold and will also specify the intended method of disposition thereof. Within 5 Business Days after receipt of such request, the Issuer will give written notice of such registration request to all other Holders of the Registrable Securities and include in such registration all such Registrable Securities with respect to which the Issuer has received written requests for inclusion therein within 10 Business Days after the receipt by the applicable Holder of the Issuer's notice. Each such request will also specify the number of shares of Registrable Securities to be registered and the intended method of disposition thereof.

               (2) ADDITIONAL DEMAND REGISTRATIONS. If the PG Majority Holders in a PG Demand Registration so elect, the offering of such Registrable Securities pursuant to such PG Demand Registration shall be in the form of an underwritten offering. The PG Holders shall select the book-running managing Underwriter in connection with such offering and any additional investment bankers and managers to be used in connection with the offering; provided that such managing Underwriter and additional investment bankers and managers shall be reasonably satisfactory to the Issuer. To the extent 10% or more of the

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Registrable Securities so requested to be registered by the PG Holders are excluded from the offering in accordance with Section 2.3, then such demand shall not count for purposes of the limitations set forth in Section 2.1 (b)(i) above.

     SECTION 2.2. PIGGY-BACK REGISTRATION. If the Issuer proposes to file a registration statement under the Securities Act with respect to an offering by the Issuer for its own account or for the account of any of its respective security holders of any class of security (other than a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission), or filed in connection with an exchange offer or offering of securities solely to the Issuer's existing security holders), including a registration statement filed in connection with a Demand Registration, then the Issuer shall give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable (but in no event less than 10 business days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of shares of Registrable Securities as each such Holder may request (a "Piggy-Back Registration"). The Issuer shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Issuer included therein.

     SECTION 2.3. REDUCTION OF OFFERING. Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of an offering described in
Section 2.1(a)(1), Section 2.1 (b)(1 ) or Section 2.2 deliver a written opinion to the Holders of the Registrable Securities included in such offering that (i) the size of the offering that the Holders, the Issuer and such other persons intend to make or (ii) the kind of securities that the Holders, the Issuer and any other persons or entities intend to include in such offering are such that the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then if the size of the offering is the basis of such Underwriter's opinion, the amount of securities to be offered shall be cut back only to the extent necessary and the accounts of Holders shall be reduced pro rata (according to the Registrable Securities proposed for registration) to such extent to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter or Underwriters, which securities shall be included in the following order of priority:

     (1) with respect to an Allied Demand Registration, the Issuer will include in such registration in the following priority: (x) first, up to the full amount of Registrable Securities proposed to be offered and sold by the Allied Holders, reduced pro rata to the extent necessary, (y) second, up to the full amount of Registrable Securities proposed to be offered and sold by the PG Holders, reduced pro rata to the extent necessary, and then (z) any shares of Common Stock held by other persons that the Issuer may be obligated to include in such registration;

     (2) with respect to a PG Demand Registration, the Issuer will include in such registration in the following priority: (x) first, up to the full amount of Registrable Securities proposed to be offered and sold by the PG Holders, reduced pro rata to the extent necessary, (y) second, up to the full amount of Registrable Securities proposed to be offered and sold by the Allied Holders, reduced pro rata to the extent necessary, and then (z) any shares of Common Stock held by other persons that the Issuer may be obligated to include in such registration; and

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     (3)  with respect to a registration initiated by the Issuer for its own account, (x) first, all shares of Common Stock the Issuer proposes to offer and sell, (y) second, up to the full amount of Registrable Securities proposed to be offered and sold by Holders of Registrable Securities, reduced pro rata to the extent necessary, and then (z) any shares of Common Stock held by other persons that the Issuer may be obligated to include in such registration; and

                                   ARTICLE III

                             REGISTRATION PROCEDURES

     SECTION 3.1. FILINGS; INFORMATION. Whenever Holders request that any Registrable Securities be registered pursuant to Section 2.1 hereof, the Issuer will use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and in connection with any such request:

     (a) The Issuer will as expeditiously as possible and in any event within 30 days from the receipt of such request prepare and file with the Commission a registration statement on any form for which the Issuer then qualifies or which counsel for the Issuer shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days; provided that if the Issuer shall furnish to the Holders making a request pursuant to Section 2.1 a certificate signed by its Chairman of the Board (or either Co-Chairman of the Board) stating that in his good faith judgment it would be significantly disadvantageous to the Issuer or its shareholders for such a registration statement to be filed as expeditiously as possible and stating the reasons for such judgment, the Issuer shall have a period of not more than 90 days within which to file such registration statement measured from the date of receipt of the request in accordance with Section 2.1.

     (b) The Issuer will, if requested, prior to filing a registration statement or prospectus or any amendment or supplement thereto, furnish to each Selling Holder and each Underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter furnish to such Selling Holder and Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Selling Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder. Each Selling Holder shall provide the Issuer with its or his comments to such registration statement, prospectus and amendments thereto or supplements thereof, as the case may be, within five (5) business days of its or his receipt of such document(s).

     (c) After the filing of the registration statement, the Issuer will promptly notify each Selling Holder of Registrable Securities covered by such registration statement of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

         (d) The Issuer will use its best efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws of such jurisdictions in the United States as any Selling Holder reasonably (in light of such Selling Holder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or

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approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Issuer and do any and all other acts and things that may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition of the Registrable Securities owned by such Selling Holder: provided that the Issuer will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

     (e) The Issuer will immediately notify each Selling Holder of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly make available to each Selling Holder any such supplement or amendment.

     (f) The Issuer and the Selling Holders will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities.

     (g) The Issuer will make available for inspection by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Issuer (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Issuer's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records which the Issuer reasonably determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling Holder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer or its Affiliates unless and until such is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees that it will, upon learning that disclosure of such Records is sought by subpoena or in a court of competent jurisdiction, give notice to the Issuer and allow the Issuer, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

     (h) The Issuer will furnish, at the effectiveness of the registration statement and again at closing, to each Selling Holder and to each Underwriter, if any, a signed counterpart, addressed to such Selling Holder and such Underwriter, of (i) an opinion or opinions of counsel to the Issuer and (ii) a comfort letter or comfort letters from the Issuer's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be.

     (i) The Issuer will otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning

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within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11 (a) of the Securities Act.

     (j) The Issuer will use its best efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which similar securities issued by the Issuer are then listed. The Issuer's registrar and transfer agent is Boston Equiserve, L.P., 150 Royal Street, Canton, MA 02021.

     As a condition to its rights to sell Registrable Securities in such registration, each Selling Holder of Registrable Securities shall, upon the Issuer's request, promptly furnish in writing to the Issuer such information regarding the distribution of the Registrable Securities as the Issuer may from time to time reasonably request and such other information as may be legally required in connection with such registration.

     Each Selling Holder agrees that, upon receipt of any notice from the Issuer of the happening of any event of the kind described in Section 3 .1 (e) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1 (e) hereof, and, if so directed by the Issuer, such Selling Holder will deliver to the Issuer all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Issuer shall give such notice, the Issuer shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.1 (a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1 (e) hereof to the date when the Issuer shall make available to the Selling Holders of Registrable Securities covered by such registration statement a prospectus supplemented or amended to conform with the requirements of Section 3.1(e) hereof.

     SECTION 3.2. REGISTRATION EXPENSES. In connection with any registration statement required to be filed hereunder, the Issuer shall pay all expenses incurred in connection with the registration hereunder (the "Registration Expenses") including, without limitation, the following: (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Registrable Securities, (vi) reasonable fees and disbursements of counsel for the Issuer and customary fees and expenses for independent certified public accountants retained by the Issuer (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 3 .1 (h) hereof), (vii) the reasonable fees and expenses of any special experts retained by the Issuer in connection with such registration, and (viii) reasonable fees and expenses of not more than one counsel (who shall be reasonably acceptable to the Issuer) for all Holders whose Registrable Securities are included in such registration provided however, that if representation for all such Holders by the same counsel would be inappropriate due to actual or potential differing interests between them, then in any such case the Issuer shall pay the reasonable fees and expenses of one additional counsel. The Issuer shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities.

                                   ARTICLE IV


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

                        INDEMNIFICATION AND CONTRIBUTION

     SECTION 4.1. INDEMNIFICATION BY THE ISSUER. The Issuer agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors and agents, and each Person, if any, who controls the Issuer (an "Issuer Control Person") or such Selling Holder within the meaning, in each case, of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Issuer by such Selling Holder or on such Selling Holder's behalf expressly for use therein provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Selling Holder from whom the person asserting any such loss, claim, damage or liability purchased the Registrable Securities if it is determined that (i)it was the responsibility of such Selling Holder to provide such person with a current copy of the prospectus, (ii) such Selling Holder had been furnished with copies of such current prospectus within a reasonable time prior to such purchase, and (iii) such current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. The Issuer also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.

     SECTION 4.2. INDEMNIFICATION BY HOLDERS OF REGISTRABLE SECURITIES. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Issuer, its officers, directors and agents and each Person, if any, who controls the Issuer within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to such Selling Holder, but only with reference to information related to such Selling Holder furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus subject to the proviso that the liability of each Selling Holder to the Issuer and its officers, directors, agents and control persons set forth in this Section 4.2 shall be limited to the net proceeds received by such Selling Holder as a result of his or its sale of Registrable Securities pursuant to such registration statement or prospectus (including amendments and supplements thereto) Notwithstanding the foregoing, each Selling Holder also agrees to indemnify and hold harmless Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of the Issuer provided in this Section 4.2.

     SECTION 4.3. CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (an "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (an "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees


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

and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them as reasonably determined by the Indemnified Party or (iii) Indemnifying Party fails to retain counsel or diligently pursue the defense. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 business days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of with any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

     SECTION 4.4. CONTRIBUTION. If the indemnification provided for in this
Article 4 is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Issuer and the Selling Holders (subject to the limitations on liabilities of each Selling Holder to the Issuer set forth in the proviso contained in Section 4.2 hereof) on the one hand and the Underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Selling Holders on the one hand and the Underwriters on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Issuer and the Selling Holders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Issuer on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Issuer and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Selling Holders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Issuer and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Issuer and the Selling Holders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer and the Selling Holders or by the Underwriters. The relative fault of the Issuer on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Issuer and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section ll(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Selling Holder's obligations to contribute pursuant to this Section 4.4 are several in proportion to the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not Joint.

                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.1. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these Registration Rights.

     SECTION 5.2. RULE 144. The Issuer covenants that it will use its best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Issuer will deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 5.3. HOLDBACK AGREEMENTS. (a) RESTRICTIONS ON PUBLIC SALE BY HOLDER OF REGISTRABLE SECURITIES. To the extent not inconsistent with applicable law, each Holder whose securities are included in a registration statement agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Issuer, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the managing Underwriter or Underwriters in the case of an underwritten public offering.

     (b) RESTRICTIONS ON PUBLIC SALE BY THE ISSUER AND OTHERS. The Issuer and its Affiliates agree (i) not to effect any public sale or distribution of any securities similar to those being registered in accordance with Section 2.1 or
Section 2.2 hereof, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 90-day period beginning on, the effective date of any registration statement (except as part of such registration statement where the Majority Holders of the Registrable Securities to be included in such registration statement consent) or the commencement of a public distribution of Registrable Securities; and (ii) that any agreement entered into after the date of the Agreement pursuant to which the Issuer issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a public sale or distribution pursuant to Rule 144 under the Securities Act (except as part of any such registration, if permitted); provided, however, that the provisions of this paragraph (b) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

     SECTION 5.4. EXISTING REGISTRATION AGREEMENTS. Issuer represents that it is not obligated under any agreement other than this Agreement to register any of its securities on behalf of third parties. Issuer covenants and agrees it will not, in the absence of a written agreement with each of the PG Majority Holders and the Allied Majority Holders, on and after the date hereof grant any registration rights to any third party except on terms which subordinates those registration rights to the rights granted under this Agreement.

     SECTION 5.5. NOTICES. All notices or communications under this agreement or the Debentures shall be mailed, postage prepaid, delivered by facsimile, or delivered by courier to the following addresses (or to such other address as shall at any time be designated by any party in writing to the other parties):

         To ACC and ACC II:        Allied Capital Corporation
                                             and
                                   Allied Capital Corporation II
                                   c/o Allied Capital Corporation
                                   1666 K Street, N.W., Ninth Floor
                                   Washington, DC 20006
                                   Attention: Gay S. Truscott, Vice President
                                   Facsimile: (202) 659-2053

         With a copy to:           Piper & Marbury L.L.P.
                                   1200 Nineteenth Street, N.W.
                                   Washington, DC 20036
                                   Attention: Anthony H. Rickert, Esquire
                                   Facsimile: (202) 223-2085

         To CTI:                   Capital Trust Investments, Ltd.
                                   c/o Capital Trust Limited
                                   49 Mount Street
                                   London, England W1Y5RE
                                   Attention:  Bassam Aburdene
                                   Fax: 01144171499 0524

         With a copy to:           Morgan, Lewis & Bockius LLP
                                   101 Park Avenue
                                   New York, New York 10178
                                   Attention:  Charles E. Engros, Esquire
                                   Facsimile:   (212) 309-6273

         To Princes Gate:          Princes Gate Investors, L.P.
                                   Acorn Partnership I, L.P.
                                   PGI Investments Limited
                                   PGI Sweden AB
                                   Gregor Von Opel
                                   c/o Morgan Stanley & Co. Incorporated
                                   1585 Broadway
                                   New York, New York 10036
                                   Attention:  Hartley R. Rogers
                                   Telecopier: (212) 761-0517

         With a copy to:           Davis, Polk & Wardwell
                                   450 Lexington Avenue
                                   New York, New York 10017
                                   Attention: Paul R. Kingsley
                                   Facsimile: (212) 450-4800

         To the Issuer:            Au Bon Pain Co., Inc.
                                   19 Fid Kennedy Avenue
                                   Marine Industrial Park
                                   Boston, MA 02210-2497
                                   Attention:  Louis I. Kane
                                   Facsimile: (617) 423-7879

         With a copy to:           Gadsby & Hannah LLP
                                   225 Franklin Street
                                   Boston, MA 02110
                                   Attention:  Walter D. Wekstein, Esquire
                                               Marianne Gilleran, Esquire
                                   Facsimile: (617) 345-7050

Rejection or other refusal to accept, or the inability to deliver because of a changed address of which not notice was given, shall not affect the effectiveness or the date of delivery for any notice sent in accordance with the foregoing provisions. Each such notice request or other communication shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of the messenger or the answer back being deemed conclusive (but not exclusive) evidence of such delivery) or at such time as delivery is refused by addressee upon presentation.

     SECTION 5.6. BINDING AGREEMENT. This Agreement shall bind and inure to the benefit of each of the Holders, the Borrowers, and except as otherwise expressly provided to the contrary herein, each of their respective heirs and permitted successors and assigns. Without limiting the generality of the foregoing sentence, the rights of the Holders to cause the Issuer to register Registrable Securities granted pursuant to this Agreement may be transferred or assigned by any holder to a transferee or assignee; provided, however, that the transferee or assignee of such rights assumes the obligations of such transferor or assignor, as the case may be, under this Agreement and that such transferee or assignee executes and delivers a copy of this Agreement to the Issuer.

     SECTION 5.7. ENTIRE AGREEMENT; INTEGRATION CLAUSE. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and any prior agreements, including, without limitation, the Original Registration Rights Agreement, are hereby terminated.

     SECTION 5.8. NO ORAL MODIFICATION OR WAIVERS. The terms hereof may not be modified or waived orally, but only by an instrument in writing signed by the party against which enforcement of the modification or waiver (as the case may be) is sought.

     SECTION 5.9. VENUE; PERSONAL JURISDICTION; FULL FAITH AND CREDIT; PERSONAL SERVICE.

          (a) Venue for the adjudication of any claim or dispute arising out of this Agreement or any of the other Investment Documents shall be proper only in the state or federal courts of the City and State of New York, and all parties to this Agreement and the other Investment Documents hereby consent to such venue and agree that it shall not be not inconvenient and not subject to review by any court other than such courts in New York;

          (b) The Issuer intends and agrees that the courts of the jurisdictions in which the Issuer is formed and in which the Issuer conducts its business should afford full faith and credit to any judgment rendered by a court of the State of New York against the Issuer under this Agreement, and the Issuer intends and agrees that such courts should hold that the New York courts have jurisdiction to enter a valid, in personam judgment against the Issuer;

          (c) The Issuer agrees that service of any summons and complaint, and other process which may be served in any suit, action or other proceeding, may be made by mailing via U.S. certified or registered mail or by hand-delivering a copy of such process to the Issuer at its address specified above, with a copy to its counsel at its address specified above; and

          (d) The Issuer expressly acknowledges and agrees that the provisions of this Section 5.9 are reasonable and made for the express benefit of each of the Holders.

     SECTION 5.10. WAIVER OF TRIAL BY JURY. Each party to this Agreement agrees that any suit, action or proceeding, whether claim, defense or counterclaim, brought or instituted by any party hereto or any successor or assign of any party on or with respect to this Agreement or which in any way relates, directly or indirectly, to any event, transaction or occurrence arising out of or in any way connected with this Agreement or dealings of the parties hereto with respect to the subject matter hereof, shall be tried only by a court and not by a jury. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT IT MAKES THIS

WAIVER VOLUNTARILY AND KNOWINGLY AFTER CONSULTATION WITH, OR THE OPPORTUNITY TO CONSULT WITH, COUNSEL OF ITS CHOICE.

     SECTION 5.11. HEADINGS. The headings of the paragraphs and sub-paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

     SECTION 5.12. SEVERABILITY. To the extent any provision herein violates any applicable law, that provision shall be considered void and the balance of this Agreement shall remain unchanged and in full force and effect.

     SECTION 5.13. COUNTERPARTS. This Agreement may be executed in as many counterpart copies as may be required. It shall not be necessary that the signature of, or on behalf of, each party appear on each counterpart, but it shall be sufficient that the signature of, or on behalf of, each party appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties.

     SECTION 5.14. CONSENT OR APPROVAL OF HOLDERS. To the extent the terms of this Agreement or any of the other Investment Documents require the Issuer to obtain the consent, waiver or approval of Holders, or if the Issuer wishes to amend this Agreement, such consent, waiver, approval, or amendment shall be effective upon receipt by the Issuer of written consent or approval from the individuals or entities holding not less than two-thirds (2/3rds) of the Registrable Securities then held by, in each case, the Allied Holders and the PG Holders.

     SECTION 5.15. GOVERNING LAW. This Agreement shall be governed by, and interpreted and construed in accordance with, the internal laws of the State of New York (without regard to its conflicts of law principles).

                             (Signatures next page)

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written by their authorized representatives thereunto duly authorized.

                                       Very truly yours,

                                       AU BON PAIN CO., INC.




                                       By: /s/ LOUIS I. KANE
                                          --------------------------
                                           Name: Louis I. Kane
                                           Title: Co-Chairman




                                       ALLIED CAPITAL CORPORATION




                                       By: /s/ GAY S. TRUSCOTT
                                          --------------------------
                                           Name: Gay S. Truscott
                                           Title: Vice President




                                       ALLIED CAPITAL CORPORATION II




                                       By: /s/ GAY S. TRUSCOTT
                                          --------------------------
                                           Name: Gay S. Truscott
                                           Title: Vice President




                                       CAPITAL TRUST INVESTMENTS, LTD.




                                       By: /s/
                                          --------------------------
                                           Name:
                                           Title: Attorney-in-fact

                                       PRINCESS GATE INVESTORS, L.P.
                                       By PG Investors, Inc.
                                       its General Partner




                                       By: /s/ DAVID POWERS
                                          --------------------------
                                           Name: David Powers
                                           Title: Vice President




                                       ACORN PARTNERSHIP I, L.P.
                                       By PG Investors, Inc.,
                                       its General Partner




                                       By: /s/ DAVID POWERS
                                          --------------------------
                                           Name: David Powers
                                           Title: Vice President




                                       PGI INVESTMENTS LIMITED
                                       By PG Investors, Inc.,
                                       as Attorney-In-Fact




                                       By: /s/ DAVID POWERS
                                          --------------------------
                                           Name: David Powers
                                           Title: Vice President




                                       PGI SWEDEN AB
                                       By PG Investors, Inc.
                                       as Attorney-In-Fact




                                       By: /s/ DAVID POWERS
                                          --------------------------
                                           Name: David Powers
                                           Title: Vice President

                                       GREGOR VON OPEL
                                       By PG Investors, inc.
                                       as Attorney-In-Fact



                                       By: /s/ DAVID POWERS
                                          --------------------------
                                           Name: David Powers
                                           Title: Vice President